As filed with the Securities and Exchange Commission on May 26, 2000
                         Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


                     Delaware                          04-2977748
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)          Identification Number)


         Avid Technology Park, One Park West, Tewksbury, MA      01876
            (Address of Principal Executive Offices)         (Zip Code)

                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)


                                 David A. Krall
                      President and Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                               Tewksbury, MA 01876
                     (Name and address of agent for service)

                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

====================================================================================================================================
                                                          Proposed maximum              Proposed maximum            Amount of
     Title of securities           Amount to               offering price              Aggregate offering         registration
      to be registered           be Registered                per share                      price                     fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     500,000 shares             $10.50 (1)                    $5,250,000                 $1,386.00
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 24, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-94167) filed by the Registrant on January 6, 2000, relating to the Registrant's 1999 Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 25th day of May, 2000.

                                       AVID TECHNOLOGY, INC.


                                       By: /s/ David A. Krall
                                           ------------------
                                           David A. Krall
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute David A. Krall and Ethan E. Jacks, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                   Title                                Date
---------                   -----                                ----

/s/ David A. Krall          President and  Chief Executive       May 25, 2000
--------------------------  Officer
David A. Krall              (Principal Executive Officer)


/s/ Ethan E. Jacks          Senior Vice President and Acting     May 19, 2000
--------------------------  Chief Financial Officer
Ethan E. Jacks              (Principal Financial Officer)


/s/ Charles T. Brumback     Director                             May 23, 2000
--------------------------
Charles T. Brumback

/s/ Peter C. Gotcher        Director                             May 22, 2000
--------------------------
Peter C. Gotcher

                            Director
--------------------------
Robert M. Halperin

/s/ Nancy Hawthorne         Director                             May 22, 2000
--------------------------
Nancy Hawthorne

/s/ Roger J. Heinen, Jr.    Director                             May 22, 2000
--------------------------
Roger J. Heinen, Jr.

                            Director
--------------------------
William J. Warner

                                  Exhibit Index

Exhibit
Number             Description
-------            -----------
 4.1 (1) Third Amended and Restated Certificate of Incorporation of the Registrant.
 4.2 (2)  Amended and Restated By-Laws of the Registrant.
 4.3 (3) Certificate of Designation establishing Series A Junior Participating Preferred Stock and Certificate of Correction.
 4.4 (4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.
 5        Opinion of Hale and Dorr LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).
24 Power of Attorney (included on the signature page of this Registration Statement).
---------------------

(1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
(3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.
(4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.



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